SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OF 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2008

Sunrise Telecom Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-30757	77-0291197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

302 Enzo Drive, San Jose, California	95138
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 363-8000

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 30, 2008, Sunrise Telecom Incorporated (the “Company”) and Wind River, Inc. (“Wind River”) entered into a Settlement Agreement (the “Settlement Agreement”) and Target Application License Agreement (the “License Agreement”), copies of which are attached as exhibits to this report. Through these agreements the Company and Wind River resolved a dispute regarding the amount of royalties the Company owed Wind River for the Company’s prior use and distribution of Wind River products. Under the terms of the Settlement Agreement, the Company agreed to pay $437,944 as full payment for licenses distributed by the Company to end user customers during the period from January 1, 1998 through June 30, 2008. Under the terms of the License Agreement, upon the Company’s payment of an additional $299,077, Wind River granted the Company the perpetual right to reproduce and distribute an unlimited number of copies of specified Wind River products to end user customers for the future.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Number	Description
99.1	Settlement Agreement dated as of October 30, 2008, by and between Sunrise Telecom Incorporated and Wind River, Inc.

99.2	Target Application License Agreement dated as of October 30, 2008, by and between Sunrise Telecom Incorporated and Wind River, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNRISE TELECOM INCORPORATED (Registrant)

Date: November 5, 2008	By:	/s/ KIRK O. WILLIAMS
KIRK O. WILLIAMS CHIEF LEGAL AND COMPLIANCE OFFICER, SECRETARY

EXHIBIT INDEX

Number	Description
99.1	Settlement Agreement dated as of October 30, 2008 by and between Sunrise Telecom Incorporated and Wind River, Inc.

99.2	Target Application License Agreement dated as of October 30, 2008 by and between Sunrise Telecom Incorporated and Wind River, Inc.